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                                                                   Exhibit 10.58

                                 PROMISSORY NOTE

                                   $300,000.00

                           San Diego, CA July 29, 2002

        For value received, the undersigned hereby promises to pay to Discovery Partners International, Inc., a Delaware corporation, or order (the "Holder") at 9640 Towne Centre Drive, San Diego, CA 92121, the principal amount of Three Hundred Thousand Dollars ($300,000.00), plus interest accrued thereon.

        This Promissory Note shall bear no interest until due (upon maturity or acceleration), and after it is due (upon maturity or acceleration) shall bear interest at 10 percent per annum.

        All principal shall be due and payable in a lump sum on July 29, 2007.

        This Promissory Note may be prepaid at any time, without premium or penalty; provided, that any such prepayment must be of the entire principal amount.

        Upon the happening of any of the following events, Holder may, at its option, declare immediately due and payable the entire unpaid principal amount of this Promissory Note, plus any other amounts payable at the time of such declaration pursuant to this Promissory Note. Such events are the following: (1) the maker of this Promissory Note ("Maker") shall admit in writing his inability to pay his debts as they become due, shall make a general assignment for the benefit of creditors or shall file any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors; or (2) an involuntary petition shall be filed against Maker under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors unless such petition shall be dismissed or vacated within sixty (60) days of the date thereof; or (3) Maker breaches his promise set forth in the following paragraph; or (4) Maker dies; or (5) Maker's employment with the Holder shall, for any reason whatsoever, cease, provided that, in such event, Holder agrees to defer such declaration until the later of (a) the end of Maker's severance period in the event Maker is terminated by Holder; or (b) July 1, 2004, if, in the event of a change in control of the Company, Maker is either
(i) terminated by Holder, or (ii) Maker suffers a material reduction in responsibilities.

        Maker represents to Holder that Maker intends to purchase, within the next 2 months, a home in San Diego County; and Maker agrees that immediately upon such purchase he shall deliver to Holder a deed of trust covering such property, to secure all of Maker's obligations under this Promissory Note. Nothing in this Promissory Note shall be construed as a right for Maker to remain in Holder's employee; such employment can be terminated by Maker or by Holder at any time, for any reason.

        This is a full-recourse Promissory Note. The Holder shall not be required to proceed first against the deed of trust collateral.


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        The acceptance by Holder of any payment hereunder which is less than the payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to accelerate at that time or any subsequent time or nullify any prior acceleration without the express consent of Holder except as and to the extent otherwise provided by law.

        The Maker of this Promissory Note waives diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayment of this Promissory Note, and expressly agrees that this Promissory Note, or any payment hereunder, may be extended from time to time and consents to the acceptance of security, if any, or the release of security, if any, from this Promissory Note, all without in any way affecting the liability of the Maker.

        The right to plead any and all statutes of limitations as a defense to any demand on this Promissory Note, or any instrument securing this Promissory Note, or any and all obligations or liabilities arising out of or in connection with this Promissory Note, is expressly waived by Maker to the fullest extent permitted by law.

        If Holder should institute collection efforts, of any nature whatsoever, to attempt to collect any and all amounts due hereunder upon the default of Maker, Maker shall be liable to pay to Holder immediately and without demand all reasonable costs and expenses of collection incurred by Holder, including without limitation reasonable attorneys fees, whether or not suit or other action or proceeding be instituted and specifically including but not limited to collection efforts that may be made on appeal or through a bankruptcy court, and all such sums shall be fully secured by all instruments, if any, securing this Promissory Note.

        The provisions of this Promissory Note are intended by Maker to be severable and divisible and the invalidity or unenforceability of a provision or term herein shall not invalidate or render unenforceable the remainder of this Promissory Note or any part thereof.

        This Promissory Note shall be governed by and construed and interpreted in accordance with the internal laws of the State of California.


                                /s/ TAYLOR J. CROUCH
                                --------------------------------
                                Taylor J. Crouch